Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2009

First Quarter Financial Results

NEW YORK, NY – May 4, 2009 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the first quarter ended March 31, 2009.

2009 First Quarter Summary

•	Revenue of $165.0 million, a decrease of 43.9 percent from $294.0 million for the first quarter of 2008

•	Gross margin of $62.3 million, or 37.8 percent of revenue, down 49.8 percent from $124.2 million, or 42.2 percent of revenue for the same period last year

•	Adjusted EBITDA* loss of $10.0 million, or 6.1 percent of revenue, down from adjusted EBITDA of positive $6.8 million for the first quarter of 2008

•	EBITDA* loss of $15.9 million, down from EBITDA of positive $5.4 million for the same period last year

•

Net loss from continuing operations of $15.2 million, or $0.60 per basic and diluted share, compared with net income from continuing operations of $0.4 million, or $0.02 per basic and $0.01 per diluted share, for the first quarter of 2008

•	Net loss of $5.6 million, or $0.22 per basic and diluted share, compared with net income of $1.4 million, or $0.05 per basic and diluted share, for the first quarter of 2008

*	Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

“Our operating results continued to be significantly impacted by the deep global recession during the first quarter,” said Jon Chait, Hudson Highland Group chairman and chief executive officer. “While we expect the environment to remain challenging, we believe that the first quarter was a financial performance bottom for Hudson.”

“Our team has done an admirable job of reducing costs and managing cash given the extraordinary market circumstances,” added Mary Jane Raymond, chief financial officer. “Further, we have moved swiftly to identify new pockets of opportunity and remain sharply focused on viable markets in this environment.”

Restructuring Program

During the second quarter of 2009, the company expects to continue to streamline its operations in response to current economic conditions. The company recently increased the size of the 2009 restructuring plan to $11 - $16 million and expects to incur $3 - $6 million of restructuring charges during the second quarter of 2009. First quarter expenses of $5.9 million were related to severance and lease terminations in all three regional businesses of the company.

Liquidity and Capital Resources

The company ended the first quarter of 2009 with $35.0 million in net cash, a decrease from $43.9 million at the end of 2008, and excess availability under its amended credit facility of $5.3 million. The company also received $11.6 million in April 2009 from Heidrick & Struggles, the final earn-out from the sale of Highland Partners in 2006.

Share Repurchase Program

On February 4, 2008, the company announced that its board of directors authorized the repurchase of up to $15 million of the company’s common stock. During the first quarter, the company repurchased 243,316 shares at a total cost of approximately $0.7 million. Since the inception of the program, the company has repurchased 1,491,772 shares at a total cost of approximately $8.2 million. As of March 1, 2009, additional stock repurchases are prohibited under the terms of the company’s amended credit agreement.

Guidance

Despite recent signs of increasing stability, visibility remains low. As a result, the company will not provide formal guidance for the second quarter of 2009. The company will comment on current trends and its outlook for the second quarter on its earnings call.

Additional Information

Additional information about the company’s quarterly results can be found in the shareholder letter and the fourth quarter and full-year earnings slides in the investor information section of the company’s website at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Tuesday, May 5, 2009 at 9:00 AM ET to discuss this announcement. Individuals wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 95760964 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 95760964. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hudson.com.

The archived call will be available for one week by dialing 1-800-642-1687 followed by the participant passcode 95760964. For those outside the United States, the call will be available on 1-706-645-9291 followed by the participant passcode 95760964.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs nearly 3,000 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations including the current economic downturn; the ability of clients to terminate their relationship with the company at any time; risks in collecting our accounts receivable; implementation of the company’s cost reduction initiatives effectively; the company’s history of negative cash flows and operating losses may continue; the company’s limited borrowing availability under our credit facility, which may negatively impact our liquidity; restrictions on the company’s operating flexibility due to the terms of its credit facility; fluctuations in the company’s operating results from quarter to quarter; risks relating to the company’s international operations, including foreign currency fluctuations; risks related to our investment strategy; risks and financial impact associated with dispositions of underperforming or non-core assets; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; competition in the company’s markets and the company’s dependence on highly skilled professionals; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; the company’s dependence on key management personnel; volatility of stock price; the impact of government regulations; restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this letter. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue	$164,990	$294,032
Direct costs	102,677	169,880

Gross margin	62,313	124,152

Operating expenses:
Selling, general and administrative expenses	72,302	117,313
Depreciation and amortization	3,790	3,825
Business reorganization and integration expenses	5,935	1,395

Total operating expenses	82,027	122,533

Operating (loss) income	(19,714)	1,619
Other income (expense):
Interest, net	(191)	351
Other, net	619	197

(Loss) income from continuing operations before provision for income taxes	(19,286)	2,167
(Benefit) provision for income taxes	(4,059)	1,784

(Loss) income from continuing operations	(15,227)	383
Income from discontinued operations, net of income taxes	9,668	981
Net (loss) income	$(5,559)	$1,364

Basic (loss) income per share:
(Loss) income from continuing operations	$(0.60)	$0.02
Income from discontinued operations	0.38	0.03

Net (loss) income	$(0.22)	$0.05

Diluted (loss) income per share:
(Loss) income from continuing operations	$(0.60)	$0.01
Income from discontinued operations	0.38	0.04

Net (loss) income	$(0.22)	$0.05

Weighted average shares outstanding:
Basic	25,171	25,500
Diluted	25,171	25,877

HUDSON HIGHLAND GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except par value of stocks)

(unaudited)

	March 31, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$46,260	$49,209
Accounts receivable, net	103,968	127,828
Prepaid and other	25,511	15,552
Current assets of discontinued operations	751	881

Total current assets	176,490	193,470
Intangibles, net	1,043	2,498
Property and equipment, net	21,693	24,446
Other assets	11,282	9,982
Non-current assets of discontinued operations	495	557

Total assets	$211,003	$230,953

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,263	$15,757
Accrued expenses and other current liabilities	55,844	76,791
Short-term borrowings	11,257	5,307
Accrued business reorganization expenses	7,680	5,724
Current liabilities of discontinued operations	1,553	1,002

Total current liabilities	90,597	104,581
Accrued business reorganization expenses, non-current	1,030	1,476
Other non-current liabilities	16,799	16,904

Total liabilities	108,426	122,961
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 26,695 and 26,494 shares, respectively	26	26
Additional paid-in capital	445,017	450,739
Accumulated deficit	(368,464)	(362,905)
Accumulated other comprehensive income—translation adjustments	26,281	27,054
Treasury stock, 107 and 1,140 shares, respectively, at cost	(283)	(6,922)

Total stockholders’ equity	102,577	107,992

Total liabilities and stockholders' equity	$211,003	$230,953

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended March 31, 2009	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$44,023	$66,227	$54,740	$—	$164,990

Gross margin	$10,962	$30,622	$20,729	$—	$62,313

Adjusted EBITDA (loss) (1)	$(3,163)	$(1,372)	$(705)	$(4,749)	$(9,989)
Business reorganization and integration expenses	1,623	2,434	1,878	—	5,935

EBITDA (loss) (1)	(4,786)	(3,806)	(2,583)	(4,749)	(15,924)
Depreciation and amortization	1,005	1,805	917	63	3,790

Operating income (loss)	$(5,791)	$(5,611)	$(3,500)	$(4,812)	$(19,714)

For the Three Months Ended March 31, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$83,262	$111,333	$99,437	$—	$294,032

Gross margin	$22,755	$58,532	$42,865	$—	$124,152

Adjusted EBITDA (loss) (1)	$1,227	$5,769	$5,771	$(5,928)	$6,839
Business reorganization and integration expenses (recovery)	1,460	(160)	95	—	1,395

EBITDA (loss) (1)	(233)	5,929	5,676	(5,928)	5,444
Depreciation and amortization	1,173	1,643	956	53	3,825

Operating income (loss)	$(1,406)	$4,286	$4,720	$(5,981)	$1,619

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.